Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT



      We consent to the incorporation by reference in this Registration Statement of Louisiana-Pacific Corporation on Form S-8 of our report dated February 4, 2003 (February 27, 2003 as to Note 18), appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2002.



      /s/ DELOITTE & TOUCHE LLP

      DELOITTE & TOUCHE LLP

      Portland, Oregon
      November 1, 2003